Exhibit 24 - Power of Attorney, including resolutions of the board of directors

                             POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND INC., a Kentucky corporation, which is about to file a Registration Statement on Form S-8 for the registration of 4,000,000 shares of Ashland Common Stock with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended, hereby constitutes and appoints PAUL W. CHELLGREN, DAVID L. HAUSRATH and LINDA L. FOSS, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others to sign and file such Registration Statement and the exhibits thereto and any and all other documents in connection therewith, and any such amendments thereto, with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated:  November 2, 2000




---------------------------------------                    ----------------------------------------
Paul W. Chellgren, Chairman of the Board                   Ralph E. Gomory, Director
and Chief Executive Officer



---------------------------------------                    ----------------------------------------
J. Marvin Quin, Senior Vice President                      Bernadine P. Healy, Director
and Chief Financial Officer



---------------------------------------                    ----------------------------------------
Kenneth L. Aulen, Administrative Vice President,           Mannie L. Jackson, Director
Controller and Principal Accounting Officer


---------------------------------------                    ----------------------------------------
Samuel C. Butler, Director                                 Patrick F. Noonan, Director



---------------------------------------                    ----------------------------------------
Frank C. Carlucci, Director                                Jane C. Pfeiffer, Director



---------------------------------------                    ----------------------------------------
Ernest H. Drew, Director                                   William L. Rouse, Jr., Director




---------------------------------------                    ----------------------------------------
James B. Farley, Director                                  Theodore M. Solso, Director


                               CERTIFICATION

The undersigned certifies that he is an Assistant Secretary of ASHLAND INC. ("ASHLAND"), a Kentucky corporation, and that, as such, he is authorized to execute this Certificate on behalf of ASHLAND and further certifies that attached are true and correct copies of excerpts from the minutes of a meeting of the Board of Directors of ASHLAND duly called, convened, and held on November 2, 2000 at which a quorum was present and acting throughout.

IN WITNESS WHEREOF, I have signed and sealed this Certification this 22nd day of January, 2001.

                                           ------------------------------
                                           J. Michael Peffer
                                           Assistant Secretary

                                EXCERPT FROM

                                ASHLAND INC.

                   MINUTES OF BOARD OF DIRECTORS' MEETING

                              November 2, 2000

              AMENDED AND RESTATED ASHLAND INC. INCENTIVE PLAN

WHEREAS, the Ashland Inc. Incentive Plan (the "Plan") was approved by the Board of Directors on November 4, 1999 and by the shareholders of the Corporation on January 27, 2000;

WHEREAS, the Board of Directors desires to amend the Plan to provide for, among other things, stock options and stock appreciation rights and to increase the number of shares of Common Stock, $1.00 par value of the Corporation ("Common Stock") reserved for issuance from 2,000,000 shares of Common Stock to 4,000,000 shares of Common Stock;

RESOLVED, that the "Amended and Restated Ashland Inc. Incentive Plan" substantially in the form attached hereto as Exhibit A (the "Amended Plan") be, and the same hereby is, approved and adopted, subject, however, to its approval by the shareholders of the Corporation at the next Annual Meeting of said shareholders to be held on January 25, 2001 or such other date fixed for the next meeting of shareholders, or any adjournment or postponement thereof;

FURTHER RESOLVED, there is hereby reserved for issuance under the Amended Plan an additional 2,000,000 shares of Common Stock for a total of 4,000,000 shares of Common Stock reserved for issuance under the Amended Plan;

FURTHER RESOLVED, that the authority of any Transfer Agent or Registrar for the Common Stock be, and hereby is, extended to apply to the transfer and registration from time to time of such additional shares of Common Stock;

FURTHER RESOLVED, that, the Personnel and Compensation Committee, in accordance with the Amended Plan, is hereby authorized to administer the Amended Plan;

FURTHER RESOLVED, that the Chief Executive Officer, any Vice President, the Secretary of the Corporation, or the Corporation's counsel (the "Authorized Officers") be, and each of them hereby is, authorized to cause the Corporation to make application to the New York Stock Exchange and the Chicago Stock Exchange for the listing on such Exchanges of the Common Stock to be issued pursuant to the foregoing resolutions; and to take all other action which in their judgment shall be necessary, proper or advisable to accomplish the listing;

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized to execute and file with the Securities and Exchange Commission a Registration Statement on Form S-8 or any other appropriate form with respect to the 4,000,000 shares of Common Stock to be issued pursuant to the foregoing resolutions and such further amendments thereto as are necessary or desirable;

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized to take all such further action and to execute all such further instruments and documents, in the name and on behalf of the Corporation in their judgment may be necessary, proper or advisable to accomplish the purposes of the foregoing resolutions.

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